Exhibit 99.2

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-------------------------------- X
                                 :
IN RE                            :        CHAPTER 11 CASE NO.
                                 :
SUNBEAM CORPORATION,             :        01-40291 (AJG)
                                 :
                                 :
                                 :
                                 :
                      DEBTOR.    :
                                 :
-------------------------------- X


                  DEBTOR'S THIRD AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
                     ---------------------------------------





                                                  WEIL, GOTSHAL & MANGES LLP
                                                  ATTORNEYS FOR THE DEBTOR
                                                  767 FIFTH AVENUE
                                                  NEW YORK, NEW YORK  10153
                                                  (212) 310-8000



DATED: NEW YORK, NEW YORK
       SEPTEMBER 6, 2002

                                TABLE OF CONTENTS

                                                                                                                             PAGE
                                                                                                                             ----
Article I                 DEFINITIONS AND CONSTRUCTION OF TERMS................................................................1

           1.1       Administrative Expense Claim..............................................................................1

           1.2       Adversary Proceeding......................................................................................1

           1.3       Affiliate.................................................................................................1

           1.4       Allowed...................................................................................................2

           1.5       Assumed Corporate Indemnities.............................................................................2

           1.6       Assumed Indemnification Claims............................................................................2

           1.7       Ballot....................................................................................................2

           1.8       Bank Credit Agreement.....................................................................................2

           1.9       Banks.....................................................................................................2

           1.10      Bankruptcy Code...........................................................................................2

           1.11      Bankruptcy Court..........................................................................................2

           1.12      Bankruptcy Rules..........................................................................................2

           1.13      Benefit Plans.............................................................................................2

           1.14      Business Day..............................................................................................3

           1.15      Cash......................................................................................................3

           1.16      Causes of Action..........................................................................................3

           1.17      Chapter 11 Case...........................................................................................3

           1.18      Claim.....................................................................................................3

           1.19      Class.....................................................................................................3

           1.20      Collateral................................................................................................3

           1.21      Commencement Date.........................................................................................3

           1.22      Committee.................................................................................................3

           1.23      Confirmation Date.........................................................................................3

           1.24      Confirmation Hearing......................................................................................3

           1.25      Confirmation Order........................................................................................3

           1.26      Debtor....................................................................................................3

           1.27      Debtor in Possession......................................................................................3

           1.28      Derivative Securities Litigation Claims...................................................................3

           1.29      Disbursing Agent..........................................................................................3

           1.30      Disclosure Statement......................................................................................3

           1.31      Disputed..................................................................................................4


                                       i

           1.32      Disputed Claim Amount.....................................................................................4

           1.33      Effective Date............................................................................................4

           1.34      Employee Options..........................................................................................4

           1.35      Entity....................................................................................................4

           1.36      Equity Interest...........................................................................................4

           1.37      Equity Holder Securities Claims...........................................................................4

           1.38      ERISA.....................................................................................................4

           1.39      Final Order...............................................................................................5

           1.40      GECC......................................................................................................5

           1.41      General Unsecured Claim...................................................................................5

           1.42      Indenture Trustee.........................................................................................5

           1.43      Lien......................................................................................................5

           1.44      Management Equity Plans...................................................................................5

           1.45      Management Investment Securities..........................................................................5

           1.46      Management Stockholders...................................................................................5

           1.47      Morgan Stanley............................................................................................5

           1.48      New Secured Term Notes....................................................................................5

           1.49      New Secured Term Notes Documents..........................................................................5

           1.50      New Warrants..............................................................................................5

           1.51      New Warrants Agreement....................................................................................6

           1.52      Other Priority Claim......................................................................................6

           1.53      Other Secured Claim.......................................................................................6

           1.54      PBGC......................................................................................................6

           1.55      Pension Plans.............................................................................................6

           1.56      Person....................................................................................................6

           1.57      Plan......................................................................................................6

           1.58      Plan Supplement...........................................................................................6

           1.59      Post-Petition Banks.......................................................................................6

           1.60      Post-Petition Bank Credit Agreement.......................................................................6

           1.61      Priority Tax Claim........................................................................................6

           1.62      Pro Rata Share............................................................................................6

           1.63      Receivables Securitization Program........................................................................7


                                       ii

           1.64      Record Date...............................................................................................7

           1.65      Registration Rights Agreement.............................................................................7

           1.66      Releasees.................................................................................................7

           1.67      Reorganized Subsidiaries..................................................................................7

           1.68      Reorganized Sunbeam.......................................................................................7

           1.69      Reorganized Sunbeam By-laws...............................................................................7

           1.70      Reorganized Sunbeam Certificate of Incorporation..........................................................7

           1.71      Reorganized Sunbeam Common Stock..........................................................................7

           1.72      Schedules.................................................................................................7

           1.73      Secured Bank Claims.......................................................................................8

           1.74      Secured Claim.............................................................................................8

           1.75      Securityholders Agreement.................................................................................8

           1.76      Subordinated Note Claims..................................................................................8

           1.77      Subordinated Noteholder Securities Claims.................................................................8

           1.78      Subordinated Notes........................................................................................8

           1.79      Subordinated Notes Indenture..............................................................................8

           1.80      Subsidiaries Plan.........................................................................................9

           1.81      Subsidiary Debtors........................................................................................9

           1.82      Sunbeam Affiliate Claim...................................................................................9

           1.83      Sunbeam Affiliates........................................................................................9

           1.84      Sunbeam Group.............................................................................................9

           1.85      Working Capital Facility..................................................................................9

           1.86      Working Capital Facility Documents.......................................................................10

Article II                TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS..................................10

           2.1       Administrative Expense Claims............................................................................10

           2.2       Professional Compensation and Reimbursement Claims.......................................................10

           2.3       Priority Tax Claims......................................................................................10

Article III               CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.......................................................12

Article IV                TREATMENT OF CLAIMS AND EQUITY INTERESTS............................................................12

           4.1       CLASS 1 -- OTHER PRIORITY CLAIMS.........................................................................12

                               (a)        Impairment and Voting...............................................................12


                                      iii

                               (b)        Distributions.......................................................................12

           4.2       CLASS 2 -- OTHER SECURED CLAIMS..........................................................................12

                               (a)        Impairment and Voting...............................................................12

                               (b)        Distributions/Reinstatement of Claims...............................................12

           4.3       CLASS 3 - SECURED BANK CLAIMS............................................................................13

                               (a)        Allowance...........................................................................13

                               (b)        Impairment and Voting...............................................................13

                               (c)        Distributions.......................................................................13

           4.4       CLASS 4 -- GENERAL UNSECURED CLAIMS......................................................................13

                               (a)        Impairment and Voting...............................................................13

                               (b)        Distributions.......................................................................13

           4.5       CLASS 5 -- SUBORDINATED NOTE CLAIMS......................................................................13

                               (a)        Allowance...........................................................................13

                               (b)        Impairment and Voting...............................................................13

                               (c)        Distributions.......................................................................14

           4.6       CLASS 6 - SUBORDINATED NOTEHOLDER SECURITIES CLAIMS......................................................14

                               (a)        Impairment and Voting...............................................................14

                               (b)        Distributions.......................................................................14

           4.7       CLASS 7 - SUNBEAM AFFILIATE CLAIMS.......................................................................14

                               (a)        Impairment and Voting...............................................................14

                               (b)        Distributions.......................................................................14

           4.8       CLASS 8 -- EQUITY INTERESTS..............................................................................14

                               (a)        Impairment and Voting...............................................................14

                               (b)        Distributions.......................................................................14

           4.9       CLASS 9 - EQUITY HOLDER SECURITIES CLAIMS................................................................14

                               (a)        Impairment and Voting...............................................................14

                               (b)        Distributions.......................................................................14

Article V                 PROVISIONS REGARDING VOTING AND Distributions UNDER THE PLAN AND TREATMENT, of disputed,
                          CONTINGENT AND UNLIQUIDATED administrative eXPENSE CLAIMS AND CLAIMS................................15

           5.1       Voting of Claims.........................................................................................15

           5.2       Enforcement of Subordination of Securities Claims........................................................15

           5.3       Elimination of Vacant Classes............................................................................15


                                       iv

           5.4       Nonconsensual Confirmation...............................................................................15

           5.5       Method of Distributions Under the Plan...................................................................15

                               (a)        Disbursing Agent....................................................................15

                               (b)        Delivery of Distributions...........................................................15

                               (c)        Distributions of Cash...............................................................15

                               (d)        Distributions on Account of Subordinated Note Claims................................15

                               (e)        Surrender of Subordinated Notes.....................................................16

                               (f)        Timing of Distributions.............................................................16

                               (g)        Hart-Scott-Rodino Compliance........................................................16

                               (h)        Minimum Distributions...............................................................16

                               (i)        Fractional Shares...................................................................16

                               (j)        Fractional Interests in New Warrants................................................16

                               (k)        Unclaimed Distributions.............................................................16

                               (l)        Distributions to Holders (Other than Subordinated Note Claims) as of the Record
                                          Date................................................................................16

                               (m)        Distributions to Holders of Subordinated Note Claims as of the Record Date..........16

           5.6       Objections to and Resolution of Administrative Expense Claims and Claims.................................17

           5.7       Cancellation of Existing Securities and Agreements.......................................................17

           5.8       Registration of New Common Stock.........................................................................17

           5.9       Securityholders Agreement................................................................................17

Article VI                EXECUTORY CONTRACTS AND UNEXPIRED LEASES............................................................17

           6.1       Assumption or Rejection of Executory Contracts and Unexpired Leases......................................17

                               (a)        Executory Contracts and Unexpired Leases............................................17

                               (b)        Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness.......18

                               (c)        Insurance Policies..................................................................18

                               (d)        Approval of Assumption, Assumption and Assignment or Rejection of Executory
                                          Contracts and Unexpired Leases......................................................18

                               (e)        Cure of Defaults....................................................................18

                               (f)        Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired
                                          Leases Rejected Pursuant to the Plan................................................18

                               (g)        Assumed Indemnification Obligations.................................................19

                               (h)        Compensation and Benefit Programs...................................................19


                                       v

           6.2       Retiree Benefits.........................................................................................19

Article VII               IMPLEMENTATION OF THE PLAN..........................................................................19

           7.1       General..................................................................................................19

           7.2       Retention of Derivative Securities Litigation Claims.....................................................19

           7.3       Directors and Officers of Reorganized Sunbeam............................................................19

                               (a)        Board of Directors..................................................................19

                               (b)        Officers............................................................................19

           7.4       By-laws and Certificates of Incorporation................................................................20

           7.5       Issuance of New Securities...............................................................................20

           7.6       Management Equity Plans..................................................................................20

Article VIII              EFFECT OF CONFIRMATION OF PLAN......................................................................20

           8.1       Term of Bankruptcy Injunction or Stays...................................................................20

           8.2       Revesting of Assets......................................................................................20

           8.3       Claims Extinguished......................................................................................21

           8.4       Discharge of Debtor......................................................................................21

           8.5       Injunction...............................................................................................21

           8.6       Continuation of Pension Plans............................................................................21

Article IX                CONFIRMATION AND EFFECTIVENESS OF THE PLAN..........................................................21

           9.1       Conditions Precedent to Confirmation.....................................................................21

           9.2       Conditions Precedent to Effectiveness....................................................................22

           9.3       Effect of Failure of Conditions..........................................................................23

           9.4       Waiver of Conditions.....................................................................................23

Article X                 RETENTION OF JURISDICTION...........................................................................23

           10.1      Retention of Jurisdiction................................................................................23

Article XI                MISCELLANEOUS PROVISIONS............................................................................24

           11.1      Effectuating Documents and Further Transactions..........................................................24

           11.2      Corporate Action.........................................................................................24

           11.3      Exemption from Transfer Taxes............................................................................24

           11.4      Limited Releases of Releasees............................................................................24

           11.5      Limited Release by Releasees.............................................................................25

           11.6      Exculpation..............................................................................................25

           11.7      Termination of Committee.................................................................................25


                                       vi

           11.8      Post-Effective Date Fees and Expenses....................................................................25

           11.9      Payment of Statutory Fees................................................................................26

           11.10     Amendment or Modification of the Plan....................................................................26

           11.11     Severability.............................................................................................26

           11.12     Revocation or Withdrawal of the Plan.....................................................................26

           11.13     Binding Effect...........................................................................................26

           11.14     Notices..................................................................................................26

           11.15     Governing Law............................................................................................27

           11.16     Withholding and Reporting Requirements...................................................................27

           11.17     Plan Supplement..........................................................................................27

           11.18     Sections 1125 and 1126 of the Bankruptcy Code............................................................27

           11.19     Allocation of Plan Distributions.........................................................................28

           11.20     Headings.................................................................................................28

           11.21     Exhibits/Schedules.......................................................................................28

           11.22     Filing of Additional Documents...........................................................................28

           11.23     Change of Name...........................................................................................28


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

------------------------------------x
                                   :
In re                              :
                                   :         Chapter 11 Case No.
SUNBEAM CORPORATION,               :
                                   :          01-40291 (AJG)
                       Debtor.     :
                                   :
------------------------------------x


                  DEBTOR'S THIRD AMENDED PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

           Sunbeam Corporation proposes the following plan of reorganization under section 1121(a) of title 11 of the United States Code:


                                   Article I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

           Definitions. As used herein, the following terms have the respective meanings specified below:

           1.1 Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

           1.2 Adversary Proceeding means the adversary proceeding commenced in the Chapter 11 Case by the Committee on July 31, 2001, styled Official Committee of Unsecured Creditors of Sunbeam Corporation v. Morgan Stanley & Co., Inc., et al., Adv. Pro. 01-02886 (AJG).

           1.3 Affiliate means, as to (i) any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (ii) as to any of the Banks, any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Bank, or its parent or related entity that participated in the issuance of the Subordinated Notes or the extensions of credit pursuant to the Bank Credit Agreement. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

           1.4 Allowed means, with reference to any Claim, (a) any Claim against the Debtor which has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim which is not Disputed, (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan, or (e) any Claim which, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim" or "Allowed Claim" shall not, for any purpose under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

           1.5 Assumed Corporate Indemnities mean any obligation of the Debtor to defend, indemnify, reimburse or limit the liability of its present and any former officers, directors and/or employees who were officers, directors and/or employees, respectively, on or after the Commencement Date, solely in their capacity as officers, directors and/or employees, against any claims or obligations pursuant to the Debtor's certificate of incorporation or by-laws, applicable state law or specific agreement, or any combination of the foregoing.

           1.6 Assumed Indemnification Claims mean all Claims, if any, as to which the claimant asserts rights based only upon the Assumed Corporate Indemnities.

           1.7 Ballot means the form distributed to each holder of an impaired Claim on which is to be indicated acceptance or rejection of the Plan.

           1.8 Bank Credit Agreement means that certain Credit Agreement, dated as of March 30, 1998, among Sunbeam Corporation, certain Sunbeam Affiliates and the Banks, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the such Credit Agreement, as the same may have been amended, supplemented, modified, extended, replaced, refinanced, renewed or restated as of the Commencement Date.

           1.9 Banks means, Wachovia Bank, National Association (f/k/a First Union National Bank), as agent and lender, and Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as lenders under the Bank Credit Agreement.

           1.10 Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

           1.11 Bankruptcy Court means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

           1.12 Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

           1.13 Benefit Plans means all savings, retirement, healthcare, severance, performance-based cash incentive, retention, employee welfare benefit, life insurance, disability and similar plans and agreements. A schedule, in form reasonably acceptable to the Banks, listing the Benefit Plans shall be provided to the Banks no later than 10 days prior to the hearing on approval of the Disclosure Statement.

           1.14 Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized to close by law or executive order.

           1.15 Cash means legal tender of the United States of America.

           1.16 Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Commencement Date or during the course of the Chapter 11 Case, including through the Effective Date.

           1.17 Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court.

           1.18 Claim has the meaning set forth in section 101 of the Bankruptcy Code.

           1.19 Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

           1.20 Collateral means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

           1.21 Commencement Date means February 6, 2001, the date on which the Debtor commenced the Chapter 11 Case.

           1.22 Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

           1.23 Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

           1.24 Confirmation Hearing means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

           1.25 Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

           1.26 Debtor means Sunbeam Corporation.

           1.27 Debtor in Possession means the Debtor in its capacity as debtor in possession in the Chapter 11 Case pursuant to sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

           1.28 Derivative Securities Litigation Claims means the Claims or Causes of Action set forth in Exhibit A to the Plan and any and all other Claims or Causes of Action derivative of or from the Debtor.

           1.29 Disbursing Agent means any Entity in its capacity as a disbursing agent under Section 5.5(a) hereof.

           1.30 Disclosure Statement means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

           1.31 Disputed means, with reference to any Claim, any Claim proof of which was timely and properly filed, and in such case or in the case of an Administrative Expense Claim, any Administrative Expense Claim or Claim which is disputed under the Plan or as to which the Debtor has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order, and any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed. A Claim that is Disputed by the Debtor as to its amount only, shall be deemed Allowed in the amount the Debtor admits owing, if any, and Disputed as to the excess.

           1.32 Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, the amount so estimated pursuant to an order of the Bankruptcy Court.

           1.33 Effective Date means the first Business Day on which the conditions specified in Section 9.2 of the Plan have been satisfied or waived.

           1.34 Employee Options means the stock options and equivalent incentive awards issued by Reorganized Sunbeam and the Reorganized Subsidiaries pursuant to the Management Equity Plans, which in the case of stock options and equivalent incentive awards issued by Reorganized Sunbeam shall be subject to the Securityholders Agreement and upon exercise the Registration Rights Agreement.

           1.35 Entity shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

           1.36 Equity Interest means any share of common stock or other instrument evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

           1.37 Equity Holder Securities Claims means any and all Claims and Causes of Action of any kind whatsoever, known or unknown, asserted or which might have been, or might in the future be, asserted in a direct or other capacity against the Debtor arising out of, relating to or in connection with:
(i) the purchase, ownership, sale or other decision or action made or taken, or declined, or failed or refused to be made or taken, or otherwise foregone, concerning or relating to the Equity Interests; (ii) the facts, transactions, events, occurrences, acts, representations, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the pending litigation asserted against the Debtor, whether asserted individually or on behalf of a class of plaintiffs, which generally arise from allegations of alleged acts or omissions of the Debtor or any other Persons or Entities prior to the Commencement Date with respect to or concerning the Equity Interests, or the purchase, sale or ownership thereof, including, without limitation, the litigation or causes of action set forth in Exhibit B to the Plan; (iii) accounting irregularities or errors, if any, or alleged accounting irregularities or errors relating to the Sunbeam Group; (iv) the historical or projected financial condition or results of the Sunbeam Group; (v) state law appraisal rights sought or requested in connection with or relating in any manner to the Sunbeam Group; (vi) any restatements of the Debtor's or any member of the Sunbeam Group's financial statements or results of operations; (vii) any other Claims and Causes of Action arising out of, relating to, or in connection with the Equity Interests that would be subject to and subordinated under section 510(b) of the Bankruptcy Code; and (viii) indemnification, reimbursement or contribution Claims with respect to any of the foregoing; provided, however, that, notwithstanding the foregoing, Equity Holder Securities Claims shall not include Assumed Indemnification Claims and Derivative Securities Litigation Claims.

           1.38 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

           1.39 Final Order means an order of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, on and after the Effective Date, Reorganized Sunbeam, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

           1.40 GECC means General Electric Credit Corporation and its
Affiliates.

           1.41 General Unsecured Claim means any Claim other than a Secured Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Subordinated Note Claim, Derivative Securities Litigation Claim, Affiliate Claim, Subordinated Noteholder Securities Claim and Equity Holder Securities Claim.

           1.42 Indenture Trustee means The Bank of New York, as indenture trustee under the Subordinated Notes Indenture, and any successor indenture trustee that may be appointed.

           1.43 Lien has the meaning set forth in section 101 of the Bankruptcy Code.

           1.44 Management Equity Plans means the stock option or equivalent incentive award plans to be established by Reorganized Sunbeam and separate stock option or equivalent incentive award plans for certain employees of the Reorganized Subsidiaries on the Effective Date, which shall be in substantially the form contained in the Plan Supplement.

           1.45 Management Investment Securities means the shares of Reorganized Sunbeam Common Stock to be issued on the Effective Date in consideration for an investment of $3,000,000 to be made by Mr. Jerry W. Levin and up to $2,000,000 in the aggregate to be made by one or more employees of Reorganized Sunbeam and the restricted shares of Reorganized Sunbeam Common Stock to be granted to Mr. Levin in connection therewith.

           1.46 Management Stockholders means the participants in the Management Equity Plans.

           1.47 Morgan Stanley means Morgan Stanley & Co., Incorporated and its Affiliates.

           1.48 New Secured Term Notes means the secured term notes authorized and to be issued by Reorganized Sunbeam in the principal amount of $100,000,000 on the Effective Date, pursuant to the Plan, on the terms and subject to the conditions set forth in Exhibit C to the Plan.

           1.49 New Secured Term Notes Documents means that certain indenture, by and among Reorganized Sunbeam, as issuer, the Reorganized Subsidiaries, as guarantors, an indenture trustee reasonably satisfactory to the Debtor and the Banks, and the Banks, as lenders, and the related collateral documents, pursuant to which the New Secured Term Notes will be issued and secured, which documents will be in substantially the forms contained in the Plan Supplement.

           1.50 New Warrants means new warrants to be issued on the Effective Date pursuant to the New Warrants Agreement and subject to the terms of the Securityholders Agreement and the Registration Rights Agreement to purchase up to one percent (1%) of the issued Reorganized Sunbeam Common Stock on the Effective Date, subject to dilution by options issued pursuant to the Management Equity Plans, the principal terms of which are set forth in Exhibit D to the Plan and which shall be in substantially the form contained in the Plan Supplement.

           1.51 New Warrants Agreement means the new warrant agreement governing the New Warrants to be issued by Reorganized Sunbeam, which agreement shall be in substantially the form contained in the Plan Supplement.

           1.52 Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

           1.53 Other Secured Claim means any Secured Claim, other than Secured Bank Claims and Affiliate Claims that are Secured Claims.

           1.54 PBGC shall mean the Pension Benefit Guaranty Corporation, a United States government corporation that administers the defined benefit pension plan termination insurance program under Title IV of ERISA.

           1.55 Pension Plans shall mean the following defined benefit pension plans of the Debtor covered by Title IV of ERISA: Pension Plan for Hourly Employees of Sunbeam-Oster Company, Inc. at the Portland, Tennessee Plant; Pension Plan for Hourly Employees of Sunbeam-Oster Company, Inc. at the Nacogdoches, Texas, Waynesboro, Georgia and Linton, Indiana Plants; and Pension Plan for Employees of Sunbeam-Oster Company, Inc.

           1.56 Person shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

           1.57 Plan means this chapter 11 plan of reorganization, including, without limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

           1.58 Plan Supplement means the forms of documents specified in
Section 11.17 of the Plan.

           1.59 Post-Petition Banks means, collectively, the agents and lenders that are from time to time parties to the Post-Petition Bank Credit Agreement.

           1.60 Post-Petition Bank Credit Agreement means that certain Revolving Credit and Guarantee Agreement, dated as of February 6, 2001, among Sunbeam Corporation, the subsidiaries of Sunbeam Corporation parties thereto, and the agents and lenders from time to time parties thereto, and any and all of the documents, instruments and agreements relating thereto, including, without limitation, all guarantees and security documents, instruments and agreements executed and delivered in connection with the Post-Petition Credit Agreement, as the same may have been amended, restated, supplemented or otherwise modified from time to time.

           1.61 Priority Tax Claim means any Claim of a governmental unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

           1.62 Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

           1.63 Receivables Securitization Program means the receivables financing program with aggregate credit commitments of up to $200,000,000 to be provided by GECC or another receivables financing source, acceptable to the Subsidiary Debtors and the Banks, on and after the effective date of the Subsidiaries Plan.

           1.64 Record Date means the day that is five Business Days from and after the Confirmation Date.

           1.65 Registration Rights Agreement means the registration rights agreement governing the Reorganized Sunbeam Common Stock, the Management Investment Securities, any shares of Reorganized Sunbeam Common Stock issued upon exercise of the New Warrants and the Employee Options, which agreement shall be in substantially the form contained in the Plan Supplement. A summary of certain of the material terms of the Registration Rights Agreement is included in the Disclosure Statement.

           1.66 Releasees means all present and former officers and directors of the Debtor who were directors and/or officers, respectively, on or after the Commencement Date, and any other Persons who serve or served as members of management of the Debtor on or after the Commencement Date, all present and former members of the Committee, all present and former Banks and Post-Petition Banks (and their respective Affiliates and known loan participants), Morgan Stanley, all present and former officers and directors and other Persons who serve or served as members of the management of any present or former member of the Committee or of any present or former Bank or Post-Petition Bank (and their respective Affiliates and known loan participants), Morgan Stanley, and all post-Commencement Date advisors, consultants or professionals of or to the Debtor, the Committee, the members of the Committee, the Banks and the Post-Petition Banks (and their respective Affiliates and known loan participants) and Morgan Stanley.

           1.67 Reorganized Subsidiaries means all of the direct and indirect domestic subsidiaries of the Debtor that are debtors-in-possession in separately administered chapter 11 cases, on and after the effective date of the Subsidiaries Plan.

           1.68 Reorganized Sunbeam means Sunbeam Corporation on and after the Effective Date.

           1.69 Reorganized Sunbeam By-laws means the amended and restated By-laws of Reorganized Sunbeam, which shall be in substantially the form contained in the Plan Supplement.

           1.70 Reorganized Sunbeam Certificate of Incorporation means the amended and restated Certificate of Incorporation of Reorganized Sunbeam, which shall be in substantially the form contained in the Plan Supplement.

           1.71 Reorganized Sunbeam Common Stock means the number of shares of common stock of Reorganized Sunbeam authorized and to be issued pursuant to the Plan, which number shall be disclosed on or prior to the Confirmation Hearing. The Reorganized Sunbeam Common Stock shall have a par value of $.01 per share, shall be subject to the Securityholders Agreement and the Registration Rights Agreement and shall have rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable law or in the Reorganized Sunbeam Certificate of Incorporation, the Reorganized Sunbeam By-laws, the Securityholders Agreement and the Registration Rights Agreement.

           1.72 Schedules means the schedule of assets and liabilities, the list of holders of Equity Interests and the statement of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through and including the date by which objections to Claims must be filed with the Bankruptcy Court pursuant to
Section 5.6 of the Plan.

           1.73 Secured Bank Claims means all Claims of the Banks against the Debtor arising under or in connection with the Bank Credit Agreement, including, without limitation, any Claims of the Banks that are converted to postpetition administrative expense claims pursuant to any order of the Bankruptcy Court approving the provision of adequate protection to holders of Secured Bank Claims.

           1.74 Secured Claim means any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to a permissible setoff under section 553 of the Bankruptcy Code, to the extent of such permissible setoff, including, without limitation, Secured Bank Claims, Other Secured Claims and Affiliate Claims that are Secured Claims.

           1.75 Securityholders Agreement means the securityholders agreement governing the Reorganized Sunbeam Common Stock, the Management Investment Securities, any shares of Reorganized Sunbeam Common Stock issued upon the exercise of the New Warrants and the Employee Options, which agreement shall be in substantially the form contained in the Plan Supplement. A summary of certain of the material terms of the Securityholders Agreement is included in the Disclosure Statement.

           1.76 Subordinated Note Claims means all Claims arising under or in connection with the Subordinated Notes Indenture; provided, however, that Subordinated Noteholder Securities Claims shall not be Subordinated Note Claims.

           1.77 Subordinated Noteholder Securities Claims means any and all Claims and Causes of Action of any kind whatsoever, known or unknown, asserted or which might have been, or might in the future be, asserted in a direct or other capacity against the Debtor or the Subsidiary Debtors arising out of, relating to or in connection with: (i) the purchase, ownership, sale or other decision or action made or taken, or declined, or failed or refused to be made or taken, or otherwise foregone, concerning or relating to the Subordinated Notes; (ii) the facts, transactions, events, occurrences, acts, representations, disclosures, statements, omissions or failures to act which were alleged or could have been alleged in the pending litigation asserted against the Debtor, whether asserted individually or on behalf of a class of plaintiffs, which generally arise from allegations of alleged acts or omissions of the Debtor or any other Persons or Entities prior to the Commencement Date with respect to or concerning the Subordinated Notes, or the purchase, sale or ownership thereof, including, without limitation, the litigation or causes of action set forth on Exhibit E to the Plan; (iii) accounting irregularities or errors, if any, or alleged accounting irregularities or errors relating to the Debtor or the Sunbeam Group; (iv) the historical or projected financial condition or results of the Sunbeam Group; (v) any restatements of the Debtor's or any member of the Sunbeam Group's financial statements or results of operations; (vi) any other Claims and Causes of Action arising out of, relating to, or in connection with the Subordinated Notes that would be subject to and subordinated under section 510(b) of the Bankruptcy Code; and (vii) indemnification, reimbursement or contribution Claims against the Debtor with respect to any of the foregoing; provided, however, that, notwithstanding the foregoing, Subordinated Noteholder Securities Claims shall not include Assumed Indemnification Claims and Derivative Securities Litigation Claims.

           1.78 Subordinated Notes means all notes issued and outstanding under the Subordinated Notes Indenture as of the Commencement Date.

           1.79 Subordinated Notes Indenture means the trust indenture, dated as of March 25, 1998, between Sunbeam, as issuer of the Subordinated Notes, and the Indenture Trustee, and all of the documents and instruments relating thereto, as amended, supplemented, modified or restated as of the Commencement Date.

           1.80 Subsidiaries Plan means the joint chapter 11 plan of reorganization proposed by certain domestic Sunbeam Affiliates in their separately (but jointly) administered chapter 11 cases pending in the Bankruptcy Court.

           1.81 Subsidiary Debtors means all of the direct and indirect domestic subsidiaries of the Debtor that are debtors-in-possession in separately administered Chapter 11 cases, styled AI Realty Marketing of New York, et al., Case Nos. 01-40252 through 01-40290 (AJG).

           1.82 Sunbeam Affiliate Claim means any Claim, whether secured or unsecured, of a Sunbeam Affiliate.

           1.83 Sunbeam Affiliates means, collectively, AI Realty Marketing of New York, Inc.; Beacon Exports, Inc.; BRK Brands, Inc.; CC Outlet, Inc.; CMO, Inc.; Coleman Argentina, Inc.; Coleman International Holdings, LLC; Coleman Powermate, Inc.; Coleman Puerto Rico, Inc.; Coleman Venture Capital, Inc.; Coleman Worldwide Corp.; DDG I, Inc.; Family Gard, Inc.; First Alert, Inc.; General Archery Industries, Inc.; GHI I, Inc.; JGK, Inc.; Kaimona, Inc.; Kansas Acquisition Corp.; L.A. Services, Inc.; Laser Acquisition Corp.; Nippon Coleman, Inc.; Packs & Travel Corporation; Pearson Holdings, Inc.; PH III, Inc.; River View Corporation of Barling, Inc.; SI II, Inc.; Sierra Corporation of Fort Smith, Inc.; Sunbeam Americas Holdings, Ltd.; Sunbeam Health & Safety Company; Sunbeam Latin America, LLC; Sunbeam Products, Inc.; Sunbeam Services, Inc.; Survival Gear, Inc.; Thalia Products Inc.; The Coleman Company, Inc.; THL-FA IP Corp; Vero Dunes Venturer, Inc.; Woodcraft Equipment Company; Application Des Gaz, S.A.S. (France); Australian Coleman, Inc.; Bafiges S.A.S. (France); BRK Brands Europe Limited (England and Wales); Camping Gaz CS Spol S.R.O. (Czech Republic); Camping Gaz GmbH (Austria); Camping Gaz Great Britain, L.T.D. (Great Britain); Camping do Brasil (Brazil); Camping Gaz International Deutschland GmbH (Germany); Camping Gaz Hellas (Greece); Camping Gaz International Portugal, L.T.D. (Portugal); Camping Gaz Italie S.r.L. (Italy); Camping Gaz Poland (Poland); Camping Gaz Senegal (Senegal); Camping Gaz Suisse A.G. (Switzerland); CC Gaz Hungary (C. Gax Kft.); Coleman Argentina S.A. (Argentina); Coleman Asset Diversification, Inc.; Coleman Asia Limited (Hong Kong); Coleman Benelux B.V. (Netherlands); Coleman Brands Pty Limited (Australia); Coleman Brands Pty Ltd.; Coleman do Brasil Ltda. (Brazil); Coleman Country Ltd.; Coleman Deutschland GmbH (Germany); Coleman Europe BVBA (Belgium); Coleman International SARL (LLC) (Switzerland); Coleman Japan Co., Ltd. (Japan); Coleman Latin America, LLC; Coleman Life Styles KK (Japan); Coleman Mexico S.A. de C.V. (Mexico); Coleman Powermate International, Inc.; Coleman SVB S.r.L (Italy); Coleman Taymar Limited (England and Wales); Coleman UK Holdings Limited (England and Wales); Coleman UK PLC (England and Wales); Electronica BRK de Mexico S.A. de C.V. (Mexico); Epigas International Limited; Oster de Venezuela, S.A. (Venezuela); Productos Coleman, S.A. (Spain); RRR Funding LLC; Servicios Sunbeam-Coleman De Mexico, S.S. de C.V.; SI China Ventures, Ltd. (Hong Kong); Sunbeam Asset Diversification, Inc.; Sunbeam Corporation (Canada) Limited (Ontario); Sunbeam Corporation Europe SARL (France); Sunbeam Europe S.A.S.; Sunbeam Holdings S.A. de C.V. (Mexico); Sunbeam International (Asia), Ltd.; Sunbeam Mexicana S.A. de C.V. (Mexico); Sunbeam Oster de Acuna S.A. de C.V. (Mexico); Sunbeam Oster de Matarmoros S.A. de C.V. (Mexico); Sunbeam Oster International (FSC), Inc. (Barbados); and Taymar Gas Limited.

           1.84 Sunbeam Group means, collectively, Sunbeam Corporation and the Sunbeam Affiliates.

           1.85 Working Capital Facility means a revolving credit facility to be established on the Effective Date, with availability of approximately $180,000,000 secured by a first lien on substantially all of the assets of Reorganized Sunbeam and its domestic subsidiaries, the principal terms of which are described in the Disclosure Statement and otherwise on terms and conditions satisfactory to the Debtor, the Subsidiary Debtors and the Banks.

           1.86 Working Capital Facility Documents means that certain Working Capital Facility loan agreement, by and among Reorganized Sunbeam, as borrower, the Reorganized Subsidiaries, as guarantors, and the Banks and/or other lenders satisfactory to the Debtors and the Banks, the related collateral documents, the guarantee and security agreement to be provided by Reorganized Sunbeam and the Reorganized Subsidiaries, and all ancillary agreements, documents, and instruments to be issued or given in connection therewith.

           Interpretation; Application of Definitions and Rules of Construction. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan. In the event of any conflict between the terms of this Plan and the Disclosure Statement, the terms of the Plan shall govern.

                                   Article II

                           TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

           2.1 Administrative Expense Claims. Except to the extent that any entity entitled to payment of any Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor in Possession or liabilities arising under loans or advances to or other obligations incurred by the Debtor in Possession shall be paid in full and performed by Reorganized Sunbeam in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to such transactions.

           2.2 Professional Compensation and Reimbursement Claims. All entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 60 days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court and
(b) if granted such an award by the Bankruptcy Court, be paid in full in such amounts as are Allowed by the Bankruptcy Court (i) on the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable or (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and Reorganized Sunbeam.

           2.3 Priority Tax Claims. Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, at the option of Reorganized Sunbeam, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8.0%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; provided, however, that the Debtor must obtain the consent of the Banks in order to elect option (a).

                                  Article III

                  CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

           Claims, other than Administrative Expense Claims and Priority Tax Claims, and Equity Interests, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class                                                             Status
-----                                                             ------

Class 1 -- Other Priority Claims                                  Unimpaired

Class 2 -- Other Secured Claims                                   Unimpaired

Class 3 -- Secured Bank Claims                                    Impaired

Class 4 -- General Unsecured Claims                               Impaired

Class 5 -- Subordinated Note Claims                               Impaired

Class 6 -- Subordinated Noteholder Securities Claims              Impaired

Class 7 -- Sunbeam Affiliate Claims                               Impaired

Class 8 -- Equity Interests                                       Impaired

Class 9 -- Equity Holder Securities Claims                        Impaired


                                   Article IV

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS

           4.1 CLASS 1 -- OTHER PRIORITY CLAIMS.

           (a) Impairment and Voting. Class 1 is unimpaired by the Plan. Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other

Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

           4.2 CLASS 2 -- OTHER SECURED CLAIMS.

           (a) Impairment and Voting. Class 2 is unimpaired by the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions/Reinstatement of Claims. Except to the extent that a holder of an Allowed Other Secured Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Secured Claim shall, in full and complete settlement, satisfaction and discharge of its Allowed Other Secured Claim, at the option of Reorganized Sunbeam, (i) be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code, (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable or (iii) receive the Collateral securing its Allowed Other Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Allowed Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; provided, however, that the Debtor must obtain the consent of the Banks in order to elect option (ii).

           4.3 CLASS 3 - SECURED BANK CLAIMS.

           (a) Allowance. The Secured Bank Claims shall be deemed Allowed Claims in the aggregate amount of $1,602,489,994.

           (b) Impairment and Voting. Class 3 is impaired by the Plan. Each holder of an Allowed Secured Bank Claim is entitled to vote to accept or reject the Plan.

           (c) Distributions. On the Effective Date, each holder of an Allowed Secured Bank Claim as of the Record Date shall receive in full and complete settlement, satisfaction, release and discharge of its Allowed Secured Bank
Claim: (i) its Pro Rata Share of (A) 100% of the Reorganized Sunbeam Common Stock, and (B) $100,000,000 in principal amount of the New Secured Notes; and
(ii) the releases set forth in Section 11.4 of the Plan. The Reorganized Sunbeam Common Stock distributed to the holders of Allowed Secured Bank Claims is subject to dilution by issuance of the Management Investment Securities and exercise of the New Warrants (if any) and/or the Employee Options. In addition, each holder of an Allowed Secured Bank Claim shall be entitled to retain all amounts paid to it or on its behalf as adequate protection or otherwise, and Reorganized Sunbeam will continue to pay the professional fees of the holders of the Allowed Secured Bank Claims after the Confirmation Date with respect to matters relating to the Plan or the Chapter 11 Case in accordance with the terms and conditions of the orders approving the Post-Petition Bank Credit Agreement.

           4.4 CLASS 4 -- GENERAL UNSECURED CLAIMS

           (a) Impairment and Voting. Class 4 is impaired by the Plan. Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

           (b) Distributions. If Class 4 votes to accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, each holder of an Allowed General Unsecured Claim shall receive its Pro Rata Share of $1,000,000. If Class 4 does not vote to accept the Plan by the requisite statutory majorities, the holders of General Unsecured Claims shall not receive any distributions on account of such Claims.

           4.5 CLASS 5 -- SUBORDINATED NOTE CLAIMS

           (a) Allowance. The Subordinated Note Claims shall be deemed Allowed Claims solely for purposes of this Plan in the aggregate amount of $864,261,481.

           (b) Impairment and Voting. Class 5 is impaired by the Plan. Each holder of a Subordinated Note Claim is entitled to vote to accept or reject the Plan.

           (c) Distributions. If Class 5 votes to accept the Plan by the requisite majorities set forth in section 1126(c) of the Bankruptcy Code, each holder of an Allowed Subordinated Note Claim shall receive its Pro Rata Share of the New Warrants. If Class 5 does not vote to accept the Plan by the requisite statutory majorities, the holders of Subordinated Note Claims shall not receive any distributions on account of such Claims and no New Warrants shall be issued by Reorganized Sunbeam.

           4.6 CLASS 6 - SUBORDINATED NOTEHOLDER SECURITIES CLAIMS

           (a) Impairment and Voting. Class 6 is impaired by the Plan. Each holder of a Subordinated Noteholder Securities Claim is conclusively presumed to have rejected the Plan as a holder of Subordinated Noteholder Securities Claims and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. In accordance with Section 5.2 of the Plan, the holders of Subordinated Noteholder Securities Claims shall not receive any distributions on account of such Claims.

           4.7 CLASS 7 - SUNBEAM AFFILIATE CLAIMS

           (a) Impairment and Voting. Class 7 is impaired by the Plan. Each holder of a Sunbeam Affiliate Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. Each holder of an Allowed Sunbeam Affiliate Claim shall not receive any distributions on account of such Claims. On the Effective Date, all Sunbeam Affiliate Claims shall be extinguished by either offset, the distribution or contribution of such Allowed Sunbeam Affiliate Claims, or otherwise (as determined by the Debtor and the Subsidiary Debtors).

           4.8 CLASS 8 -- EQUITY INTERESTS

           (a) Impairment and Voting. Class 8 is impaired by the Plan. Each holder of an Equity Interest is conclusively presumed to have rejected the Plan as a holder of Equity Interests and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. The holders of Equity Interests shall not receive any distributions on account of such Equity Interests. On the Effective Date, all Equity Interests shall be extinguished.

           4.9 CLASS 9 - EQUITY HOLDER SECURITIES CLAIMS

           (a) Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Equity Holder Securities Claim is conclusively presumed to have rejected the Plan as a holder of Equity Holder Securities Claims and is not entitled to vote to accept or reject the Plan.

           (b) Distributions. In accordance with Section 5.2 of the Plan, the holders of Equity Holder Securities Claims shall not receive any distributions on account of such Claims.

                                   Article V

                         PROVISIONS REGARDING VOTING AND
                   DISTRIBUTIONS UNDER THE PLAN AND TREATMENT,
                    OF DISPUTED, CONTINGENT AND UNLIQUIDATED
                    ADMINISTRATIVE EXPENSE CLAIMS AND CLAIMS

           5.1 Voting of Claims. Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote separately to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

           5.2 Enforcement of Subordination of Securities Claims. The treatment of the Subordinated Noteholder Securities Claims and Equity Holder Securities Claims pursuant to the Plan is in accordance with and gives effect to the provisions of section 510(b) of the Bankruptcy Code.

           5.3 Elimination of Vacant Classes. Any Class of Claims that is not occupied as of the date of commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily allowed under Bankruptcy Rule 3018 shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

           5.4 Nonconsensual Confirmation. If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majorities provided in section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to amend the Plan in accordance with Section 11.10 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both. With respect to impaired Classes of Claims and Equity Interests that are deemed to reject the Plan, the Debtor shall request the Bankruptcy Court to confirm the Plan under section 1129(b) of the Bankruptcy Code.

           5.5 Method of Distributions Under the Plan.

           (a) Disbursing Agent. All distributions under the Plan shall be made by Reorganized Sunbeam as Disbursing Agent or such other entity designated by Reorganized Sunbeam as Disbursing Agent. A Disbursing Agent shall not be required to provide any bond, surety or other security for the performance of its duties, unless otherwise ordered by the Bankruptcy Court; and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond, surety or other security shall be borne by Reorganized Sunbeam.

           (b) Delivery of Distributions. Subject to Bankruptcy Rule 9010, all distributions made by the Disbursing Agent under the Plan shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date, unless the Debtor or, on and after the Effective Date, Reorganized Sunbeam, has been notified in writing of a change of address, including, without limitation, by the filing of a timely proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules.

           (c) Distributions of Cash. Any payment of Cash made by Reorganized Sunbeam pursuant to the Plan shall, at Reorganized Sunbeam's option, be made by check drawn on a domestic bank or wire transfer.

           (d) Distributions on Account of Subordinated Note Claims. Distributions to the holders of Allowed Subordinated Note Claims shall be made by the Indenture Trustee.

           (e) Surrender of Subordinated Notes. As a condition to receiving any distributions under the Plan, each holder of a Subordinated Note must surrender such note to the Indenture Trustee for subsequent surrender to Reorganized Sunbeam or its designee. Any holder of a Subordinated Note who fails to (a) surrender such note or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Indenture Trustee and Reorganized Sunbeam and furnish a bond in form, substance, and amount reasonably satisfactory to the Indenture Trustee and Reorganized Sunbeam before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under the Plan.

           (f) Timing of Distributions. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

           (g) Hart-Scott-Rodino Compliance. Any shares of Reorganized Sunbeam Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

           (h) Minimum Distributions. No payment of Cash less than twenty five dollars shall be made by Reorganized Sunbeam to any holder of a Claim unless a request therefor is made in writing to Reorganized Sunbeam.

           (i) Fractional Shares. No fractional shares of Reorganized Sunbeam Common Stock or Cash in lieu thereof, shall be distributed under the Plan. When any distribution pursuant to the Plan would otherwise result in the issuance of a number of shares of Reorganized Sunbeam Common Stock that is not a whole number, the actual distribution of shares of Reorganized Sunbeam Common Stock shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number; and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of Reorganized Sunbeam Common Stock to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided in this Section 5.4(g).

           (j) Fractional Interests in New Warrants. If New Warrants are issued, no fractional interests in New Warrants or Cash in lieu thereof will be distributed. For purposes of distribution, fractional interests in New Warrants will be rounded down to the next whole number.

           (k) Unclaimed Distributions. All distributions under the Plan that are unclaimed for a period of one year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in Reorganized Sunbeam and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

           (l) Distributions to Holders (Other than Subordinated Note Claims) as of the Record Date. As at the close of business on the Record Date, the claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Disbursing Agent shall have no obligation to recognize any transfer of any Claim occurring after the Record Date. The Disbursing Agent shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Record Date.

           (m) Distributions to Holders of Subordinated Note Claims as of the Record Date. As of the close of business on the Record Date, the Indenture Trustee will have no obligation to recognize any transfer of Subordinated Notes occurring after the Record Date for purposes of making distributions under the

Plan. The Indenture Trustee will be entitled to recognize and deal for all purposes herein with only those holders of record stated on the transfer ledger maintained by the Indenture Trustees or their designees for the Subordinated Note Claims as of the close of business on the Record Date.

           5.6 Objections to and Resolution of Administrative Expense Claims and Claims. Except as to applications for allowance of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, Reorganized Sunbeam shall, on and after the Effective Date, have the exclusive right to make and file objections to Administrative Expense Claims and Claims. On and after the Effective Date, Reorganized Sunbeam shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor and, on and after the Effective Date, Reorganized Sunbeam, shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

           5.7 Cancellation of Existing Securities and Agreements. Except as expressly provided for herein, on the Effective Date, the promissory notes, share certificates, option agreements, bonds and any and all other instruments or documents evidencing any Claim or Equity Interest, other than an Other Secured Claim that is reinstated and rendered unimpaired pursuant to Section 4.2 of the Plan, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtor under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

           5.8 Registration of New Common Stock. All shares of Reorganized Sunbeam Common Stock, including shares issued upon exercise of the New Warrants (if any) and /or the Employee Options and Management Investment Securities, shall be issued subject to, and all holders thereof shall automatically become parties to, the Registration Rights Agreement.

           5.9 Securityholders Agreement. All shares of Reorganized Sunbeam Common Stock including shares issued upon exercise of the New Warrants (if any) and/or the Employee Options and Management Investment Securities, shall be issued subject to, and all holders thereof shall automatically become parties to, the Securityholders Agreement.

                                   Article VI

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

           6.1 Assumption or Rejection of Executory Contracts and Unexpired Leases.

           (a) Executory Contracts and Unexpired Leases. Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Person or Entity shall be deemed assumed by the Debtor as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date or (iii) that is set forth in Schedule 6.1(a)(x) (executory contracts) or Schedule 6.1(a)(y)

(unexpired leases), which Schedules shall be included in the Plan Supplement; provided, however, that the Debtor reserves the right, on or prior to the Confirmation Date, to amend Schedules 6.1(a)(x) or 6.1(a)(y) to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed by the Debtor or rejected. The Debtor shall provide notice of any amendments to Schedules 6.1(a)(x) or 6.1(a)(y) to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedules 6.1(a)(x) and 6.1(a)(y) shall not constitute an admission by the Debtor that such document is an executory contract or an unexpired lease or that the Debtor has any liability thereunder.

           (b) Schedules of Rejected Executory Contracts and Unexpired Leases; Inclusiveness. Each executory contract and unexpired lease listed or to be listed on Schedules 6.1(a)(x) or 6.1(a)(y) that relates to the use or occupancy of real property shall include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on Schedules 6.1(a)(x) or 6.1(a)(y) and (ii) executory contracts or unexpired leases appurtenant to the premises listed on Schedules 6.1(a)(x) or 6.1(a)(y), including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements previously has been assumed or assumed and assigned by the Debtor.

           (c) Insurance Policies. All of the Debtor's insurance policies and any agreements, documents or instruments relating thereto, are treated as executory contracts under the Plan. Nothing contained in this Section 6.1(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance.

           (d) Approval of Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute (i) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to Section 6.1(a) hereof, (ii) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume, assume and assign or reject the unexpired leases specified in Section 6.1(a) hereof through the date of entry of an order approving the assumption, assumption and assignment or rejection of such unexpired leases and (iii) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to
Section 6.1(a) hereof.

           (e) Cure of Defaults. Except as may otherwise be agreed to by the parties, within 30 days after the Effective Date, Reorganized Sunbeam shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtor pursuant to Section 6.1(a) hereof, in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within 30 days of the entry of a Final Order determining the amount, if any, of Reorganized Sunbeam's liability with respect thereto, or as may otherwise be agreed to by the parties.

           (f) Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan. Claims arising out of the rejection of an executory contract or unexpired lease pursuant to Section
6.1 of the Plan must be filed with the Bankruptcy Court and served upon the Debtor or, on and after the Effective Date, Reorganized Sunbeam, by no later than 30 days after the later of (i) notice of entry of an order approving the rejection of such executory contract or unexpired lease, (ii) notice of entry of the Confirmation Order and (iii) notice of an amendment to Schedule 6.1(a)(x) or 6.1(a)(y) relating to such executory contract or unexpired lease. All such

Claims not filed within such time will be forever barred from assertion against the Debtor and its estate and Reorganized Sunbeam and its property.

           (g) Assumed Indemnification Obligations. Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the assumption of the Assumed Indemnification Claims. The Assumed Indemnification Claims shall, in all respects, irrespective of whether such claims arise under contracts or executory contracts, survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, defense, reimbursement or limitation is owed in connection with an event occurring before, on or after the Commencement Date.

           (h) Compensation and Benefit Programs. Except as provided in Section 6.1(a) of the Plan, all Benefit Plans, all directors and officers liability and other insurance and all workers' compensation programs are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtor in accordance with sections 365(a) and 1123(b)(2) of the Bankruptcy Code.

           6.2 Retiree Benefits. Payments, if any, due to any Person for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor prior to the Commencement Date shall be continued for the duration of the period the Debtor has obligated itself to provide such benefits, subject to the Debtor's right to amend or modify such benefit plans, funds or programs in accordance with the terms thereof and applicable law.

                                  Article VII

                           IMPLEMENTATION OF THE PLAN

           7.1 General. On the Effective Date, the management, control and operation of Reorganized Sunbeam shall become the general responsibility of the Board of Directors of Reorganized Sunbeam.

           7.2 Retention of Derivative Securities Litigation Claims. The Derivative Securities Litigation Claims are property of the estate of the Debtor pursuant to section 541 of the Bankruptcy Code. On or after the Effective Date, all Derivative Securities Litigation Claims, whether or not pending as of the Commencement Date, shall be retained by, vest in and/or and become the property of Reorganized Sunbeam. The Confirmation Order shall provide that all named plaintiffs, including certified and uncertified classes of plaintiffs, in the actions currently pending relating to the Derivative Securities Litigation Claims and their respective servants, agents, attorneys and representatives shall, on and after the Effective Date, be permanently enjoined, stayed and restrained from pursuing or prosecuting any of the Derivative Securities Litigation Claims.

           7.3 Directors and Officers of Reorganized Sunbeam.

           (a) Board of Directors Subject to the terms of the Securityholders Agreement, the initial Board of Directors of Reorganized Sunbeam shall consist of five individuals, four of whom are to be selected by the Banks (one member selected by each of the Banks and one member selected by all of the Banks) and one of whom shall be the Chief Executive Officer and Chairman of the Board of Directors of Reorganized Sunbeam. The names of the members of the initial Board of Directors of Reorganized Sunbeam shall be disclosed at or prior to the Confirmation Hearing. Each of the members of such initial Board of Directors shall serve in accordance with the Reorganized Sunbeam Certificate of Incorporation, Reorganized Sunbeam By-laws and the Securityholders Agreement, as the same may be amended from time to time.

           (b) Officers. The officers of the Debtor immediately prior to the Effective Date shall serve as the initial officers of Reorganized Sunbeam on and after the Effective Date. Such officers shall serve in accordance with any employment agreement (that was not rejected pursuant to section 365 of the Bankruptcy Code) with Reorganized Sunbeam and applicable law.

           7.4 By-laws and Certificates of Incorporation. The Reorganized Sunbeam By-laws and the Reorganized Sunbeam Certificate of Incorporation shall contain provisions necessary (a) to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and by-laws as permitted by applicable law and (b) to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtor, the Debtor in Possession or Reorganized Sunbeam.

           7.5 Issuance of New Securities. The issuance of the following securities by Reorganized Sunbeam is hereby authorized without further act or action under applicable law, regulation, order or rule:

         (a)      Reorganized Sunbeam Common Stock;

         (b)      Employee Options;

         (c)      New Warrants (if any); and

         (d)      Management Investment Securities.

           7.6 Management Equity Plans. On the Effective Date, and subject to the separate affirmative vote of the holders of Allowed Secured Bank Claims in Class 3, which holders will receive, in the aggregate, 100% of the shares of Reorganized Sunbeam Common Stock to be issued under the Plan, the Board of Directors of Reorganized Sunbeam shall adopt the Management Equity Plan for Reorganized Sunbeam and the Boards of Directors of Reorganized Sunbeam and the Reorganized Subsidiaries shall adopt the Management Equity Plans for the Reorganized Subsidiaries. Pursuant to the Management Equity Plan to be adopted by Reorganized Sunbeam an aggregate of approximately 6.75% of the outstanding shares of Reorganized Sunbeam Common Stock on a fully diluted basis will be available for issuance of Employee Options subject to the conditions of such Management Equity Plan.

                                  Article VIII

                         EFFECT OF CONFIRMATION OF PLAN

           8.1 Term of Bankruptcy Injunction or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

           8.2 Revesting of Assets.

           (a) On the Effective Date, except as otherwise provided for in the Plan, the property of the estate of the Debtor shall vest in Reorganized Sunbeam.

           (b) From and after the Effective Date, Reorganized Sunbeam may operate its businesses, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

           (c) As of the Effective Date, all property of Reorganized Sunbeam shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as otherwise provided in the Plan.

           8.3 Claims Extinguished. As of the Effective Date, any and all avoidance claims accruing to the Debtor and Debtor in Possession under sections 502(d), 544, 545, 547, 548, 549, 550 and 551 of the Bankruptcy Code and not then pending, shall be extinguished.

           8.4 Discharge of Debtor. The rights afforded herein and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor and the Debtor in Possession, or any of their assets or properties. Except as otherwise provided herein, (a) on the Effective Date, all such Claims against and Equity Interests in the Debtor shall be satisfied, discharged and released in full and (b) all Persons shall be precluded from asserting against Reorganized Sunbeam, its successors, or its assets or properties any other or further Claims or Equity Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

           8.5 Injunction. Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all entities who have held, hold or may hold Claims against or Equity Interests in the Debtor, are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Equity Interest, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim or Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action which are extinguished, dismissed or released pursuant to the Plan. Such injunction shall extend to successors of the Debtor, including, without limitation, Reorganized Sunbeam and its properties and interests in property; provided, however, that nothing contained in this Section shall enjoin, bar or otherwise impair the commencement or prosecution of direct personal claims against any Person other than the Debtor.

           8.6 Continuation of Pension Plans. Upon entry of the Confirmation Order, subject to the occurrence of the Effective Date, Reorganized Sunbeam and/or one or more wholly-owned subsidiaries thereof will continue the Pension Plans subject to the terms of such plans and applicable law, including ERISA.

                                   Article IX

                   CONFIRMATION AND EFFECTIVENESS OF THE PLAN

           9.1 Conditions Precedent to Confirmation. The Plan shall not be confirmed by the Bankruptcy Court unless and until the following conditions shall have been satisfied or waived pursuant to Section 9.4 of the Plan:

           (a) The Class of holders of Secured Bank Claims (Class 3) shall have voted to accept the Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

           (b) The class of secured Bank claims in the Subsidiaries Plan shall have voted to accept the Subsidiaries Plan by the requisite majorities provided in section 1126(c) of the Bankruptcy Code;

           (c) All exhibits to the Plan and the Subsidiaries Plan, including those contained in the Plan Supplement and the Subsidiaries Plan Supplement, shall be in form and substance reasonably acceptable to the Debtor and the Banks;

           (d) No monetary default or event of default under the Post-Petition Bank Credit Agreement shall have occurred and be continuing;

           (e) No default or event of default under the postpetition receivables program provided by GECC or the documents related thereto shall have occurred and be continuing, the postpetition receivables program provided by GECC shall be in full force and effect, and no material reduction in the availability under the postpetition receivables program provided by GECC shall have occurred;

           (f) No material adverse change on the business, assets, operations, property, condition (financial or otherwise) of Sunbeam Corporation or any of its subsidiaries (other than inactive subsidiaries) shall have occurred and be continuing;

           (g) No material unanticipated claims shall have been filed or asserted in the Debtor's Chapter 11 Case or the chapter 11 cases of the Subsidiary Debtors;

           (h) One or more financial institutions acceptable to the Debtor and the Banks shall have agreed to provide the Working Capital Facility and the Receivables Securitization Program to Reorganized Sunbeam and the Reorganized Subsidiaries after the effectiveness of the Plan and the Subsidiaries Plan, on terms acceptable to the Debtor, the Subsidiary Debtors and the Banks; and

           (i) the Confirmation Order shall provide for (i) the release of all claims held by the Debtor against the Banks and their respective Affiliates (including Morgan Stanley) and known loan participants and (ii) the dismissal of the Adversary Proceeding with prejudice.

           9.2 Conditions Precedent to Effectiveness. The Plan shall not become effective unless and until the following conditions shall have been satisfied or waived pursuant to Section 9.4 of the Plan:

           (a) The Confirmation Order, in form and substance reasonably acceptable to the Debtor and the Banks, shall have become a Final Order;

           (b) the order confirming the Subsidiaries Plan, in form and substance reasonably acceptable to the Debtor and the Banks, shall have become a Final Order;

           (c) the Effective Date shall have occurred on or before December 31, 2002 or such later date as the Debtor and the Banks may agree;

           (d) all actions, documents and agreements necessary to implement the Plan in form and substance reasonably acceptable by the Debtor and the Banks shall have been effected or executed;

           (e) the Receivables Securitization Program and the Working Capital Facility shall be in full force and effect;

           (f) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtor to be necessary to implement the Plan;

           (g) the Chief Executive Officer of the Debtor shall have made an investment of not less than $3,000,000 in the equity of Reorganized Sunbeam; and

           (h) the Banks shall be reasonably satisfied with the senior management of Reorganized Sunbeam.

           9.3 Effect of Failure of Conditions. In the event that one or more of the conditions specified in Section 9.2 of the Plan have not occurred on or before 60 days after the Confirmation Date (unless extended for up to 60 additional days by the Debtor and the Banks), (a) the Confirmation Order shall be vacated, (b) no distributions under the Plan shall be made, (c) the Debtor and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other Person or Entity or to prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

           9.4 Waiver of Conditions. The Debtor may waive, with the consent of the Banks, by a writing signed by an authorized representative of the Debtor and subsequently filed with the Bankruptcy Court, one or more of the conditions precedent set forth in Sections 9.1 and 9.2 of the Plan (other than the conditions set forth in Section 9.1(a), 9.1(b), 9.2(a) (except as to timing and finality) and 9.2(b) (except as to timing and finality)).

                                   Article X

                            RETENTION OF JURISDICTION

           10.1 Retention of Jurisdiction.The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

           (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom;

           (b) To hear and determine any and all adversary proceedings, applications and contested matters;

           (c) To hear and determine any objection to Administrative Expense Claims or Claims;

           (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

           (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

           (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

           (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code;

           (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

           (i) To recover all assets of the Debtor and property of the Debtor's estate, wherever located;

           (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

           (k) To hear any other matter not inconsistent with the Bankruptcy Code; and

           (l) To enter a final decree closing the Chapter 11 Case.


                                   Article XI

                            MISCELLANEOUS PROVISIONS

           11.1 Effectuating Documents and Further Transactions. The Debtor and Reorganized Sunbeam are authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

           11.2 Corporate Action. On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of the Debtor or Reorganized Sunbeam, including, without limitation,
(a) the authorization to issue or cause to be issued Reorganized Sunbeam Common Stock, New Secured Term Notes, New Warrants, Management Investment Securities and Employee Options, (b) the authorization and effectiveness of the Reorganized Sunbeam Certificate of Incorporation, Reorganized Sunbeam By-laws, Registration Rights Agreement, Securityholders Agreement, New Secured Term Notes Documents, Working Capital Facility Documents, Receivables Securitization Program and Management Equity Plans, and (c) the election or appointment, as the case may be, of directors and officers of Reorganized Sunbeam pursuant to the Plan, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation law of Delaware, the state in which the Debtor and Reorganized Sunbeam are incorporated, without any requirement of further action by the stockholders or directors of the Debtor or Reorganized Sunbeam. On the Effective Date, or as soon thereafter as is practicable, Reorganized Sunbeam shall, if required, file its amended certificate of incorporation with the Secretary of State of Delaware, in accordance with the applicable general corporation law of Delaware.

           11.3 Exemption from Transfer Taxes. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or issuance of debt or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax. All sale transactions consummated by the Debtor and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective Date, including, without limitation, the sales, if any, by the Debtor of owned property or assets pursuant to section 363(b) of the Bankruptcy Code and the assumptions, assignments and sales, if any, by the Debtor of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, therefore, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax.

           11.4 Limited Releases of Releasees. As of the Effective Date, the Debtor and the Debtor in Possession releases all of the Releasees from any and all Causes of Action held by, assertable on behalf of or derivative from the Debtor or the Debtor in Possession, in any way relating to the Debtor, the Debtor in Possession, the Chapter 11 Case, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtor; provided, however, that the foregoing shall not operate as a waiver of or release from any Causes of Action arising out of any express contractual obligation owing by any former director, officer or employee to the Debtor or any reimbursement obligation of any former director, officer or employee with respect to a loan or advance made by the Debtor to such former director, officer or employee and is not a waiver of or release for any attorneys retained in connection with the Chapter 11 Case from claims by their respective clients. Nothing in Section 11.4 of the Plan shall effect a release in favor of any person other than the Debtor with respect to any debt owed to the United States Government, any state, city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or (iii) any criminal laws of the United States, any state, city or municipality.

           11.5 Limited Release by Releasees. Except as otherwise provided under the Plan, as of the Effective Date, each of the Releasees, in any capacity, generally releases the Debtor and the Debtor in Possession, in each case in any capacity, from any and all Causes of Action held by, assertable on behalf of or derivative from such Releasee, in any way relating to the Debtor, the Debtor in Possession, the Chapter 11 Case, the Plan, negotiations regarding or concerning the Plan and the ownership, management and operation of the Debtor.

           11.6 Exculpation. None of the Debtor, Reorganized Sunbeam, the Committee, the Banks and their respective Affiliates, known loan participants and Morgan Stanley, the Post-Petition Banks, and their respective Affiliates, known loan participants and Morgan Stanley or GECC or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Case, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor, Reorganized Sunbeam, the Committee, the Banks and their respective Affiliates, known loan participants and Morgan Stanley, the Post-Petition Banks and their respective Affiliates, known loan participants and Morgan Stanley and GECC and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan; provided that nothing in this section shall effect a release in favor of any person other than the Debtor with respect to any debt owed to the United States Government, any state, city or municipality for any liability of such person arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality or
(iii) any criminal laws of the United States, any state, city or municipality; and provided further that the Debtor's reorganization process and Plan in no way discharge, release, or relieve the Debtor, Reorganized Sunbeam, any other members of Sunbeam's or Reorganized Sunbeam's controlled groups (as defined in 29 U.S.C. ss. 1301(a)(14)), or the Releasees, in any capacity, from any liability under Part 4, Subtitle B, Title I or under Title IV of ERISA with respect to any Benefit Plans or Pension Plans. PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability, if any, as a result of the Plan's provisions or confirmation.

           11.7 Termination of Committee. The appointment of the Committee shall terminate on the Effective Date.

           11.8 Post-Effective Date Fees and Expenses. From and after the Effective Date, Reorganized Sunbeam shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by Reorganized Sunbeam, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

           11.9 Payment of Statutory Fees. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

           11.10 Amendment or Modification of the Plan. Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtor with the consent of the Banks, provided that such consent shall not be unreasonably withheld, at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. Subject to obtaining the approval of the Banks, the Plan may be altered, amended or modified by the Debtors at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

           11.11 Severability. In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

           11.12 Revocation or Withdrawal of the Plan. Subject to obtaining the approval of the Banks, the Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any other Person or Entity or to prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

           11.13 Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtor, the holders of Claims and Equity Interests and their respective successors and assigns, including, without limitation, Reorganized Sunbeam.

           11.14 Notices. All notices, requests and demands to or upon the Debtor or, on and after the Effective Date, Reorganized Sunbeam, to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtor or Reorganized Sunbeam:

         Sunbeam Corporation
         2381 Executive Center Road
         Boca Raton, Florida  33431
         Attn:    General Counsel
         Telephone:  (561) 912-4438
         Facsimile:  (561) 912-4612
         with a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York  10153
         Attn:    Lori R. Fife, Esq.
                  George A. Davis, Esq.
         Telephone:  (212) 310-8000
         Facsimile:  (212) 310-8007


        If to the Banks:

        Simpson Thacher & Bartlett
        425 Lexington Avenue ..
        New York, New York  10017
        Attn:     Peter V. Pantaleo, Esq.
        Telephone:  (212) 455-2000
        Facsimile:  (212) 455-2502


        If to the Committee:

        Kasowitz Benson Torres & Friedman LLP
        1633 Broadway
        New York, New York  10019
        Attn:     David Friedman, Esq.
        Telephone:  (212) 506-1700
        Facsimile:  (212) 506-1800


           11.15 Governing Law. Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, or any contract, instrument or other agreement or document entered into in connection with the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

           11.16 Withholding and Reporting Requirements. In connection with the consummation of the Plan, the Debtor or Reorganized Sunbeam, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

           11.17 Plan Supplement. The Reorganized Sunbeam Certificate of Incorporation, the Reorganized Sunbeam By-laws, the New Secured Term Notes Documents, the form of New Warrants, the New Warrants Agreement, Schedules 6.1(a)(x) and 6.1(a)(y) referred to in Section 6.1 of the Plan, the Registration Rights Agreement, the Securityholders Agreement and the Management Equity Plans, shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least 10 days prior to the last day upon which holders of Claims may vote to accept or reject the Plan. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section 11.14 of the Plan.

           11.18 Sections 1125 and 1126 of the Bankruptcy Code. As of and subject to the occurrence of the Confirmation Date, (i) the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including, without limitation section 1125(a) of the Bankruptcy Code, and any applicable nonbankruptcy law, rule or regulation governing the adequacy of disclosure in connection with such solicitation and (ii) the Debtor, the Banks and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for any violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of any securities under the Plan.

           11.19 Allocation of Plan Distributions. All distributions in respect of Allowed Claims other than Claims in Class 4 or Class 5 will be allocated first to the portion of such Claims representing interest (as determined for federal income tax purposes), second to the original principal amount of such Claims (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims. All distributions in respect of Allowed Class 4 and Class 5 Claims will be allocated first to the original principal amount of such Claims (as determined for federal income tax purposes), second to the portion of such Claims representing interest (as determined for federal income tax purposes), and any excess to the remaining portion of such Claims.

           11.20 Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

           11.21 Exhibits/Schedules. All exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if set forth in full herein.

           11.22 Filing of Additional Documents. On or before substantial consummation of the Plan, the Debtor shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

           11.23 Change of Name. On the Effective Date, Sunbeam Corporation will be renamed in a manner that eliminates the word "Sunbeam" from its corporate name.

Dated: New York, New York
       September 6, 2002


                                            SUNBEAM CORPORATION

                                            By: /s/ Steven R. Isko
                                                ------------------------------
                                                Name: Steven R. Isko
                                                Title: Senior Vice President